UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2004

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On November 10, 2004, CenterPoint completed the acquisition of six buildings totaling 360,625 square feet from Prime Group Realty Trust (the “Final Acquisition”).  The purchase price for the six buildings was $26.4 million.  The Final Acquisition was the second and final stage in CenterPoint’s purchase from Prime Group of a combined 30-building portfolio totaling 3.8 million square feet.  CenterPoint acquired the initial 24 buildings in the portfolio on October 8, 2004, and reported the acquisition on a Form 8-K filed on October 15, 2004.  The gross purchase price for the combined 30-building portfolio was approximately $125.1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: November 11, 2004	By:	/s/ Paul S. Fisher
Paul S. Fisher
Executive Vice President and Chief Financial Officer